UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 24, 2019

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.60 par value	CWCO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 24, 2019 (the “Closing Date”), Consolidated Water Co. Ltd. (the “Company”), through its wholly-owned subsidiary, Consolidated Water U.S. Holdings, Inc. (“CW-Holdings”), entered into a stock purchase agreement (the “Purchase Agreement”) with PERC Water Corporation (“PERC”) and Johan Perslow, Nathan Owen, Steven Owen, Robert Nespeca, Karen Sayles, The 2006 Severson Family Trust Dated March 6, 2006 and The Krebs Living Trust Established February 8, 2002, (collectively, the “Sellers”). Pursuant to the terms of the Purchase Agreement, CW-Holdings purchased a 51% ownership interest in PERC for an aggregate purchase price of approximately $4.1 million in cash. After giving effect to the transactions contemplated by the Purchase Agreement, CW-Holdings owns 51% of the outstanding capital stock of PERC, and John Perslow, Nathan Owen, and Steven Owen and one additional shareholder (the “Remaining Shareholders”) own 49% of the outstanding capital stock of PERC.

CW-Holdings also acquired from the Remaining Shareholders an option to compel the Remaining Shareholders to sell, and granted to the Remaining Shareholders an option to require CW-Holdings to purchase, the Remaining Shareholders’ 49% ownership interest in PERC at a price based upon the fair market value of PERC at the time of the exercise of the option. CW-Holdings’ option is exercisable on or after the third anniversary of the Closing Date and the Remaining Shareholders’ option is exercisable on or after the fifth anniversary of the Closing Date.

PERC is a water infrastructure company headquartered in Cosa Mesa, California that develops, designs, builds, operates and manages wastewater and water reuse infrastructure. PERC generated approximately $8.7 million and $11.8 million in revenues over the nine months ended June 30, 2019 and the twelve months ended September 30, 2018, respectively.

In connection with the Purchase Agreement, CW-Holdings, and the Remaining Shareholders entered into a shareholders agreement, pursuant to which CW-Holdings and the Remaining Shareholders agreed to certain rights and obligations with respect to the governance of PERC.

The Purchase Agreement is provided to give investors information regarding the agreement terms. It is not provided to give investors factual information about the Company, CW-Holdings or any other parties thereto. In addition, the representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets

To the extent required by Item 2.01 of Form 8-K, the information relating to the consummation of the transaction contained or incorporated elsewhere in this Current Report on Form 8-K is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information relating to the consummation of the transactions contained or incorporated elsewhere in this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 30, 2019, the Company issued a press release announcing the consummation of the transaction described in Item 1.01, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated October 24, 2019 among Consolidated Water U.S. Holdings, Inc., PERC Water Corporation and the Sellers.
99.1	Press Release dated October 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By:	/s/ David W. Sasnett
Name:	David W. Sasnett
Title:	Executive Vice President & Chief Financial Officer

Date: October 30, 2019

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